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                                                                   EXHIBIT 23(A)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Russell Corporation 2000 Non-Employee Directors' Compensation Plan and the Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of Russell Corporation and Subsidiaries as incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 2000.

                                                  /s/ Ernst & Young LLP

Birmingham, Alabama
February 9, 2001